UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Loan Agreement

On March 6, 2007, Advanced Photonix, Inc. (“API”) and Fifth Third Bank (“Fifth Third”) entered into a Revolving Line of Credit (the “Loan Agreement”) providing for borrowings of up to a maximum of $2,000,000. The availability under the facility will be determined by the calculation of a borrowing base that includes a percentage of eligible accounts receivable and inventory.

The loan contains customary financial covenants, including a requirement that the minimum debt service coverage ratio (as defined in the Loan Agreement) of the Company be not less than 1.00:1.00 on a rolling four-quarter basis. The interest rate is variable and is adjusted quarterly. For periods during which API’s debt service coverage ratio is less than or equal to 1:25:1:00 the interest rate will equal the prime rate. If API’s debt service coverage ratio is greater than 1.25:1.00, the interest rate will decrease to prime minus .25%. The principal loan amounts are due on March 6, 2008.

The Loan Agreement contains customary representations, warranties and covenants. The Loan Agreement is guaranteed by each of API’s wholly-owned subsidiaries, Picometrix, LLC and Silicon Sensors, Inc and the loan is secured by a Security Agreement, dated March 6, 2007, among API, its Subsidiaries and Fifth Third, pursuant to which API and its subsidiaries granted to Fifth Third a first-priority security interest in certain described assets. On March 8, 2007, API drew down $743,694.75 under the Loan Agreement to pay off prior indebtedness.

Equipment Lease

Simultaneously, on March 6, 2007, API, as Lessee, entered into a Master Equipment Lease Agreement with Fifth Third Leasing Company, as Lessor, to finance the purchase of new manufacturing equipment up to an aggregate of $2,300,000 (“Lease”). API may purchase equipment under the Lease until June 30, 2007. The Lease will have a term expiring 60-months following the completion of all permitted purchases or June 30, 2007 whichever is earlier (the “Lease Date”). The interest rate for the interim period prior to the Lease Date is a variable rate based on the prime rate plus 1/8%. On the Lease Date, the Lessee has the option to fix the interest rate based on the interest swap rate then in effect plus 300 basis points, or to elect to continue to use the variable interest rate of prime plus 1/8%. API’s obligations under the Lease are secured by a first priority security interest in the purchased equipment and are guaranteed by API’s subsidiaries.

The Lease contains standard contract provisions regarding the Lessee's obligations to make payment, to maintain the equipment and to keep it insured and events constituting a default under the Lease. The Lease further provides that if no event of default exists at the end of the Lease term, the Company has the option to purchase the Equipment for $1.00. On March 8, 2007, API drew down $1,400,904.12 under the Interim Funding Schedule to fund equipment purchases.

The descriptions of the above agreements are qualified in their entirety by reference to the copies of the agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this report, and which are incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described under Item 1.01 above, on March 6, 2007, API entered into a Loan Agreement providing for a revolving line of credit and a Master Equipment Lease to finance the purchase of equipment for its wafer fabrication facility. On March 8, 2007, API drew down $743,694.75 under the Loan Agreement to pay off prior indebtedness and $1,400,904.12 under the Interim Funding Schedule to fund equipment purchases. The terms of payment and the other material terms of the agreement are described under Item 1.01 above and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit
10.1	Loan Agreement, dated March 6, 2007, by and between Advanced Photonix, Inc. and Fifth Third Bank.
10.2	Promissory Note dated March 6, 2007 for $2,000,000 by Advanced Photonix, Inc. in favor of Fifth Third Bank.
10.3	Security Agreement among Advanced Photonix, Inc., Silicon Sensors, Inc., Picometrix, LLC, and Fifth Third Bank.
10.4	Master Equipment Lease Agreement, dated March 6, 2007, by and between Advanced Photonix, Inc. and Fifth Third Leasing Company.
10.5	Interim Funding Schedule between Advanced Photonix and Fifth Third Leasing Company
99.1	Press Release of Advanced Photonix, Inc. dated March 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: March 9, 2007